AMERICAN ANNUITY GROUP, INC.
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                                                                    P.O. Box 120
                                                          Cincinnati, Ohio 45201
                                                                  (513) 333-5515
                                                              Fax (513) 357-3397

                                                                MARK F. MUETHING
                                                          SENIOR VICE PRESIDENT,
                                                   GENERAL COUNSEL AND SECRETARY



                                             February 21, 1997



Annuity Investors Life Insurance Company
250 East Fifth Street
Cincinnati, Ohio  45202

Gentlemen:

        This opinion is provided in connection with the Annual Notice of Securities Sold Pursuant to Rule 24f-2, filed on Form 24F-2, for Annuity Investors Variable Account A of which Annuity Investors Life Insurance Company ("AILIC") is the Depositor (the "Filing").

        I have examined the Articles of Incorporation and bylaws of AILIC, minutes of meetings of its Board of Directors and other records, and pertinent provisions of the Ohio insurance laws, together with such other documents as I have deemed appropriate. Based on the foregoing, it is my opinion that the securities which are the subject of the Filing were legally issued, fully paid, and non-assessable.

        I hereby consent to the attachment of this opinion to the Filing.

                                                Very truly yours,



                                                /s/ Mark F. Muething
                                                -----------------------
                                                 Mark F. Muething